                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) IS
                                OCTOBER 25, 2000



                            AMERADA HESS CORPORATION
             (Exact name of Registrant as specified in its charter)



                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)


                          COMMISSION FILE NUMBER 1-1204


                                   13-4921002
                     (I.R.S. employer identification number)


                    1185 AVENUE OF THE AMERICAS, NEW YORK, NY
                    (Address of principal executive offices)
                                      10036
                                   (Zip Code)


             REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE, IS
                                 (212) 997-8500

ITEM 9. REGULATION FD DISCLOSURE.

The following information will be discussed in a teleconference to be held at 1 p.m. on October 25, 2000. The teleconference will discuss the Registrant's operating results for the third quarter of 2000 and will be open to the public.

Certain items discussed in the teleconference, including references to the Corporation's future results of operations and financial position, future costs and expenditures and future production are forward-looking. Forward-looking disclosures are based on the Corporation's current assessments and reasonable assumptions about the future. Actual results may differ because of changes in market conditions, government actions and other factors.

                            AMERADA HESS CORPORATION
                     THIRD QUARTER ANALYSTS' CONFERENCE CALL


OVERVIEW

- The Corporation's earnings for the third quarter of 2000 amounted to $257 million or $2.86 per share - the highest operating earnings of any quarter in the Corporation's history. Earnings in the first nine months of 2000 were $683 million or $7.57 per share - higher than any full year in the Corporation's history. The balance sheet is stronger as a result of significantly increased income and reduced debt. The Corporation also continues to execute its previously announced $300 million stock repurchase program.


CONSOLIDATED INCOME AND CASH FLOW

- Third quarter operating earnings of $257 million increased by 27% compared with $202 million in the second quarter of 2000 and were approximately five times higher than the $52 million in the third quarter of 1999.

- Nine month operating earnings of $683 million compared with $131 million in the first nine months of 1999.

- Cash flow from operations amounted to $530 million in the third quarter of 2000 and $1,422 million in the first nine months of the year.

- The principal uses of cash in the third quarter and first nine months of 2000 were as follows:

                                                          Third quarter              Nine months
                                                          -------------              -----------
Debt repayment                                              $   118                     $  411
Capital expenditures                                            205                        610
Stock repurchases*                                              126                        188
Increase in cash and equivalents**                               81                        218

         * As of September 30, 2,957,000 shares have been repurchased for $188 million. This represents approximately 3% of the Corporation's outstanding shares and an average price per share of $63.41.

         **   The September 30 cash balance was $259 million.

- At September 30, the Corporation's debt to capitalization ratio was 36% compared with 43% at December 31, 1999 and 50% at December 31, 1998.


EXPLORATION AND PRODUCTION

- Exploration and production earnings increased by $60 million or 34% in the third quarter of 2000 compared with the second quarter. The increase compared with the third quarter of 1999 was $167 million (235%).

                            AMERADA HESS CORPORATION
                     THIRD QUARTER ANALYSTS' CONFERENCE CALL


- The increase in the third quarter of 2000 over the second quarter can be summarized as follows:

Higher crude oil selling prices (including hedging)
     of approximately $2.00 per barrel                                   $   22

Increased natural gas selling prices                                         19

Crude oil and natural gas volume changes, net of related
     production and DD&A costs                                                9

Lower after-tax exploration expenses                                         17

All other                                                                    (7)
                                                                         -------
                                                                         $   60
                                                                         =======

- As a result of higher prices, the after tax impact of hedging in the third quarter of 2000 was an opportunity cost of approximately $50 million compared with $25 million in the second quarter. The after-tax hedge impact per barrel of oil sold was $2.20 per barrel in the third quarter of 2000 and $1.15 per barrel in the second quarter.

- At September 30, deferred hedging costs on crude oil production (after income taxes) amounted to approximately $190 million.

                                           %                    Deferred
                                         Hedged               Hedge Losses
                                         ------               -------------

Fourth quarter 2000                        25%                $  65 million
Year 2001                                  35%                $ 125 million

- As you will note on page 5 of our press release crude oil production increased in the third quarter of 2000 over the second quarter by 7%. This increase was primarily due to increased production from the Bittern Field, an increased interest in the Ivanhoe/Rob Roy Field, both in the U.K. North Sea, and the return to production of the South Arne
       Field in Denmark after a temporary interruption in the second quarter.

- Page 5 also shows that gas production compared to the second quarter was down by 9%. United Kingdom natural gas production was lower in the current quarter due to maintenance and the predictable lower seasonal demand.

- The Corporation's pre-tax exploration expense of $65 million in the third quarter and $217 million in the first nine months was in line with our budget and the expected full year expenditure is estimated to be approximately $280 million.

                            AMERADA HESS CORPORATION
                     THIRD QUARTER ANALYSTS' CONFERENCE CALL


- The effective income tax rate for exploration and production activities in the third quarter of 2000 was 42% consistent with our estimate of the year as a whole.

REFINING, MARKETING AND SHIPPING

- Refining and marketing earnings amounted to $62 million in the third quarter of 2000 compared with $64 million in the second quarter of 2000 and $22 million in the third quarter of 1999.

- For the nine-month periods, refining and marketing earnings were $174 million in 2000 compared with $94 million in 1999.

- R&M earnings include interest on the PDVSA note of $13 million in the third quarter and $38 million in the year to date results. These amounts are comparable to the 1999 amounts. The balance of the PDVSA note at September 30 was $538.5 million. PDVSA paid $48 million in principal on the note on October 12, 2000 and, therefore, the interest rate reverted to 8.46% from 9.46%. Principal and interest payments are current. Total cash payments to date, including interest, amount to $228 million.

- The Corporation's share of HOVENSA earnings amounted to $24 million in the third quarter of 2000 compared with $41 million in the second quarter. The decrease in HOVENSA results was primarily due to lower margins on gasolines (reflecting higher Brent based crude oil costs) and lower charge rates which were due to Hurricane Debby and scheduled maintenance. HOVENSA earnings in the third quarter and nine-months of 2000 exceeded results from a year ago because of improved refining margins in 2000.

- Retail margins were flat in the third quarter compared with the second quarter. In both periods, retail margins were constrained by the inability to pass along higher product costs to consumers.

- Energy marketing results were comparable in the third and second quarters of 2000.

- After-tax trading income in the third quarter of 2000 was $5 million compared with breakeven results in the second quarter.

CORPORATE

- Net Corporate expenses were comparable in the third and second quarters of 2000 and the third quarter of 1999.

                            AMERADA HESS CORPORATION
                     THIRD QUARTER ANALYSTS' CONFERENCE CALL


- You will note in the press release that Corporate expenses of $32 million for the first nine months of 2000 exceed the comparable 1999 period by $6 million. Administrative expenses for the two periods were comparable, however, operating earnings of an insurance subsidiary and dividends from reinsurers were lower by $12 million pre-tax ($8 million after-tax).

- In summary, we had quite a good third quarter. Operating earnings exceeded those of the second quarter and were five times better than operating earnings from the third quarter of 1999.


MISCELLANEOUS ITEMS

- The foreign currency impact in the third and second quarters of 2000 were relatively minor and, after-tax, amounted to less than $1 million and $(2) million, respectively. As noted in the press release and 10-Q for last year's third quarter, exploration and production earnings in last years' third quarter included net nonrecurring expense of $29 million, principally from foreign currency translation adjustments.

- There was no capitalized interest in either the third or second quarters of 2000.

                                  NEWS RELEASE
                                                           FOR IMMEDIATE RELEASE


       NEW YORK, NEW YORK....OCTOBER 25, 2000....AMERADA HESS CORPORATION
REPORTED OPERATING EARNINGS OF $257 MILLION FOR THE THIRD QUARTER OF 2000 COMPARED WITH EARNINGS OF $52 MILLION FOR THE THIRD QUARTER OF 1999. OPERATING EARNINGS IN THE FIRST NINE MONTHS OF 2000 WERE $683 MILLION COMPARED WITH EARNINGS OF $131 MILLION IN THE FIRST NINE MONTHS OF 1999.

       THE AFTER-TAX RESULTS BY MAJOR OPERATING ACTIVITY FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2000 AND 1999 WERE AS FOLLOWS (IN MILLIONS, EXCEPT PER SHARE AMOUNTS):

                                              THREE MONTHS ENDED            NINE MONTHS ENDED
                                           SEPTEMBER 30 (UNAUDITED)      SEPTEMBER 30 (UNAUDITED)
                                           ------------------------      ------------------------
                                             2000           1999           2000           1999
                                            ------         ------         ------         ------
EXPLORATION AND PRODUCTION                  $  238         $   71         $  634         $  149
REFINING, MARKETING AND SHIPPING                62             22            174             94
CORPORATE                                      (10)           (11)           (32)           (26)
INTEREST EXPENSE                               (33)           (30)           (93)           (86)
                                            ------         ------         ------         ------

OPERATING EARNINGS                             257             52            683            131
GAINS ON ASSET SALES                             -            106              -            176
                                            ------         ------         ------         ------

NET INCOME                                  $  257         $  158         $  683         $  307
                                            ======         ======         ======         ======

NET INCOME PER SHARE (DILUTED)              $ 2.86         $ 1.75         $ 7.57         $ 3.40
                                            ======         ======         ======         ======


       THE CORPORATION'S AVERAGE WORLDWIDE CRUDE OIL SELLING PRICE IN THE THIRD QUARTER OF 2000 WAS APPROXIMATELY $26.00 PER BARREL, AN INCREASE OF $6.00 FROM THE THIRD QUARTER OF 1999. THE CORPORATION'S OIL AND GAS PRODUCTION, ON A BARREL-OF-OIL EQUIVALENT BASIS, WAS 367,000 BARRELS PER DAY IN THE THIRD QUARTER OF 2000, AN INCREASE OF 10% OVER THE THIRD QUARTER OF 1999.

       INCREASED REFINING, MARKETING AND SHIPPING RESULTS IN THE THIRD QUARTER OF 2000, COMPARED WITH THE THIRD QUARTER OF 1999, REFLECT IMPROVED REFINING MARGINS AND HIGHER EARNINGS FROM RETAIL OPERATIONS.

       SALES AND OTHER OPERATING REVENUES AMOUNTED TO $2,833 MILLION IN THE THIRD QUARTER OF 2000 COMPARED WITH $1,802 MILLION IN THE THIRD QUARTER OF 1999. THE INCREASE PRINCIPALLY REFLECTS SIGNIFICANTLY HIGHER CRUDE OIL AND REFINED PRODUCT SELLING PRICES.

       CAPITAL EXPENDITURES IN THE THIRD QUARTER OF 2000 WERE $205 MILLION OF WHICH $170 MILLION RELATED TO EXPLORATION AND PRODUCTION ACTIVITIES. CAPITAL EXPENDITURES IN THE THIRD QUARTER OF 1999 AMOUNTED TO $197 MILLION INCLUDING $177 MILLION FOR EXPLORATION AND PRODUCTION.


                 CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

                                                  THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                      SEPTEMBER 30                       SEPTEMBER 30
                                                --------------------------        --------------------------

                                                   2000            1999             2000             1999
                                                ---------        ---------        ---------        ---------
                                                         (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

SALES AND OTHER OPERATING REVENUES              $   2,833        $   1,802        $   8,308        $   4,770

NET INCOME                                      $     257        $     158(a)     $     683        $     307(a)

NET INCOME PER SHARE (DILUTED)                  $    2.86        $    1.75(a)     $    7.57        $    3.40(a)

WEIGHTED AVERAGE NUMBER OF SHARES                    89.8             90.5             90.2             90.2


(a) INCLUDES GAINS ON ASSET SALES OF $106 MILLION ($1.17 PER SHARE) AND $176 MILLION ($1.95 PER SHARE) IN THE THIRD QUARTER AND FIRST NINE MONTHS OF 1999, RESPECTIVELY.

             AMERADA HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                     SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
                                  (IN MILLIONS)

                                                            Third           Third          Second
                                                           Quarter         Quarter         Quarter
                                                             2000            1999           2000
                                                           -------         -------         -------
                                                             (A)              (B)             (C)
Line   INCOME STATEMENT
 No.   ----------------
----     REVENUES
  1          Sales and other operating revenues            $ 2,833         $ 1,802         $ 2,644
             Non-operating income
  2                Gains on asset sales                        - -             165             - -
  3                Equity in income of HOVENSA L.L C.           24               7              41
  4                Other                                        30               3              29
                                                           -------         -------         -------

  5                        Total revenues                    2,887           1,977           2,714
                                                           -------         -------         -------

         COSTS AND EXPENSES
  6          Cost of products sold                           1,768           1,073           1,717
  7          Production expenses                               139             111             129
  8          Marketing expenses                                157             108             122
  9          Other operating expenses                           60              52              51
             Exploration expenses, including dry holes
 10                and lease impairment                         65              45              90
 11          General and administrative expenses                50              70              51
 12          Interest expense                                   42              39              39
 13          Depreciation, depletion and amortization          176             159             167
                                                           -------         -------         -------

 14                        Total costs and expenses          2,457           1,657           2,366
                                                           -------         -------         -------

 15          Income before income taxes                        430             320             348
 16          Provision for income taxes                        173             162             146
                                                           -------         -------         -------

 17          NET  INCOME                                   $   257         $   158         $   202
                                                           =======         =======         =======

       SEGMENT ANALYSIS
       ----------------
 18          Exploration and production                    $   238         $    71         $   178
 19          Refining, marketing and shipping                   62              22              64
 20          Corporate                                         (10)            (11)            (10)
 21          Interest expense                                  (33)            (30)            (30)
                                                           -------         -------         -------

 22          Operating earnings                                257              52             202

 23          Gains on asset sales                              - -             106             - -
                                                           -------         -------         -------

 24          NET INCOME                                    $   257         $   158         $   202
                                                           =======         =======         =======

 25    CASH FLOW FROM OPERATIONS (*)                       $   530         $   246         $   437
       -----------------------------                       =======         =======         =======

       CAPITAL EXPENDITURES
       --------------------
 26          Exploration and production                    $   170         $   177         $   194
 27          Refining, marketing and shipping                   35              20              49
                                                           -------         -------         -------
 28                        Total capital expenditures      $   205         $   197         $   243
                                                           =======         =======         =======

       AT END OF PERIOD
       ----------------
 29          Total  debt                                   $ 1,999         $ 2,401         $ 2,114
                                                           =======         =======         =======

 30          Stockholders'  equity                         $ 3,543         $ 2,927         $ 3,408
                                                           =======         =======         =======

(*) Net income adjusted for depreciation and amortization, exploratory dry holes, deferred income taxes, undistributed earnings of affiliates and gains on asset sales.

             AMERADA HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                     SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
                                  (IN MILLIONS)


                                                                Nine Months
                                                           --------------------
                                                            2000          1999
                                                           ------        ------
                                                             (A)           (B)
       INCOME STATEMENT
Line   ----------------
 No.     REVENUES
----
  1       Sales and other operating revenues               $8,308        $4,770
          Non-operating income
  2            Gains on asset sales                           - -           273
  3            Equity in income of HOVENSA L.L.C               76            24
  4            Other                                           87            95
                                                           ------        ------

  5                  Total revenues                         8,471         5,162
                                                           ------        ------

         COSTS AND EXPENSES
  6       Cost of products sold                             5,361         2,935
  7       Production expenses                                 401           327
  8       Marketing expenses                                  385           288
  9       Other operating expenses                            168           168
          Exploration expenses, including dry holes
 10            and lease impairment                           217           186
 11       General and administrative expenses                 152           184
 12       Interest expense                                    119           116
 13       Depreciation, depletion and amortization            516           434
                                                           ------        ------

 14                  Total costs and expenses               7,319         4,638
                                                           ------        ------

 15       Income before income taxes                        1,152           524
 16       Provision for income taxes                          469           217
                                                           ------        ------

 17       NET INCOME                                       $  683        $  307
                                                           ======        ======

 18    CASH FLOW FROM OPERATIONS (*)                       $1,422        $  564
       -----------------------------                       ======        ======

       CAPITAL EXPENDITURES
       --------------------
 19       Exploration and production                       $  492        $  560
 20       Refining, marketing and shipping                    118            57
                                                           ------        ------
 21                  Total capital expenditures            $  610        $  617
                                                           ======        ======


(*) Net income adjusted for depreciation and amortization, exploratory dry holes, deferred income taxes, undistributed earnings of affiliates and gains on asset sales.

             AMERADA HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                           SUPPLEMENTAL OPERATING DATA
                (IN THOUSANDS, EXCEPT FOR AVERAGE SELLING PRICES)

                                                   Third      Third     Second
                                                  Quarter    Quarter    Quarter
                                                    2000      1999       2000
                                                  -------    -------    -------
                                                    (A)        (B)        (C)
       OPERATING DATA
Line   --------------
 No.      NET PRODUCTION PER DAY
-----     ----------------------
            Crude oil - barrels
  1           United States                            56         57         55
  2           United Kingdom                          123        111        112
  3           Norway                                   23         26         27
  4           Denmark                                  26          7         19
  5           Gabon                                     7         10          7
  6           Indonesia and Azerbaijan                  8          4          7
                                                  -------    -------    -------

  7                       Total                       243        215        227
                                                  =======    =======    =======

            Natural gas liquids - barrels
  8           United States                            13         12         12
  9           United Kingdom                            6          4          7
 10           Norway                                    1          2          2
 11           Thailand                                  1          1          1
                                                  -------    -------    -------

 12                       Total                        21         19         22
                                                  =======    =======    =======

            Natural gas - mcf
 13           United States                           282        346        298
 14           United Kingdom                          239        219        299
 15           Norway                                   21         31         24
 16           Denmark                                  45         --         25
 17           Indonesia and Thailand                   29         12         33
                                                  -------    -------    -------

 18                       Total                       616        608        679
                                                  =======    =======    =======

 19         Barrels of oil equivalent                 367        335        362
                                                  =======    =======    =======


          AVERAGE SELLING PRICE
          ---------------------
            Crude oil - per barrel
 20           United States                       $ 24.40    $ 18.93    $ 24.46
 21           Foreign                               26.55      20.47      24.09

            Natural gas liquids - per barrel
 22           United States                       $ 23.81    $ 14.42    $ 18.69
 23           Foreign                               24.54      16.44      20.64

            Natural gas - per mcf
 24           United States                       $  3.98    $  2.39    $  3.37
 25           Foreign                                2.16       1.60       2.10

          MARKETING AND REFINING -
          ----------------------
            BARRELS PER DAY
            ---------------

 26         Refined products sold                     314        310        352
                                                  =======    =======    =======

 27         Refinery runs (net)                       203        198        223
                                                  =======    =======    =======

             AMERADA HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                           SUPPLEMENTAL OPERATING DATA
                (IN THOUSANDS, EXCEPT FOR AVERAGE SELLING PRICES)

                                                                                  Nine Months
                                                                           --------------------------
                                                                             2000              1999
                                                                           --------          --------
                                                                              (A)               (B)
        OPERATING DATA
Line    --------------
 No.      NET PRODUCTION PER DAY
----      ----------------------
             Crude oil - barrels
   1            United States                                                   54                53
   2            United Kingdom                                                 116               108
   3            Norway                                                          24                25
   4            Denmark                                                         25                 2
   5            Gabon                                                            8                11
   6            Indonesia and Azerbaijan                                         7                 4
                                                                           --------          --------

   7                        Total                                              234               203
                                                                           ========          ========

             Natural gas liquids - barrels
   8            United States                                                   13                 9
   9            United Kingdom                                                   6                 6
  10            Norway                                                           2                 1
  11            Thailand                                                         1                --
                                                                           --------          --------

  12                        Total                                               22                16
                                                                           ========          ========

             Natural gas - mcf
  13            United States                                                  292               338
  14            United Kingdom                                                 294               242
  15            Norway                                                          23                31
  16            Denmark                                                         35                --
  17            Indonesia and Thailand                                          33                 6
                                                                           --------          --------

  18                        Total                                              677               617
                                                                           ========          ========

  19         Barrels of oil equivalent                                         369               322
                                                                           ========          ========

          AVERAGE SELLING PRICE
          ---------------------
             Crude oil - per barrel
  20            United States                                              $ 23.84           $ 15.10
  21            Foreign                                                      25.72             15.64

             Natural gas liquids - per barrel
  22            United States                                              $ 21.22           $ 11.76
  23            Foreign                                                      22.50             12.02

             Natural gas - per mcf
  24            United States                                               $ 3.26           $  2.07
  25            Foreign                                                       2.12              1.79

          MARKETING AND REFINING -
          ----------------------
             BARRELS PER DAY
             ---------------

  26         Refined products sold                                             356               340
                                                                           ========          ========

  27         Refinery runs (net)                                               209               214
                                                                           ========          ========


         CONTACT: AMERADA HESS CORPORATION - C. T. TURSI (212) 536-8593

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      AMERADA HESS CORPORATION
                                      (REGISTRANT)





                                      By s/s John Y. Schreyer
                                         ---------------------------------------
                                          John Y. Schreyer
                                          Executive Vice President and
                                          Chief Financial Officer



Date: October 25, 2000